UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.        )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MIMECAST LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MIMECAST LIMITED

1 Finsbury Avenue

London EC2M 2PF, United Kingdom

2020 Annual General Meeting of Mimecast Limited

To Be Held at 10:00 a.m. (London Time) on Thursday, October 8, 2020

Additional Information Regarding the Annual General Meeting

To Be Held at 10:00 am (London Time) on Thursday, October 8, 2020

The following announcement by Mimecast Limited (the “Company”) regarding the change of format of the 2020 Annual General Meeting of the Company scheduled for Thursday, October 8, 2020 (the “Format Change Notice”) supplements and relates to the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on July 24, 2020. This Format Change Notice is being filed with the SEC and is being made available to shareholders on or about September 28, 2020.

PLEASE READ THESE MATERIALS IN CONJUNCTION WITH THE PROXY STATEMENT.

Mimecast Limited Announces 2020 Annual General Meeting To Be Held In Camera

Lexington, MA, USA and London, United Kingdom, September 28, 2020 — Mimecast Limited (the “Company”) today announced that, in light of public health and safety precautions related to the global COVID-19 pandemic, and in order to ensure compliance with local rules and laws, including those enacted by the government of the United Kingdom to prevent the spreading of COVID-19, the Company has decided that the Company’s 2020 Annual General Meeting (the “Annual Meeting”), to be held on October 8, 2020 at 10:00 a.m. (London time), will be an in camera meeting, without the presence of shareholders and any other person entitled to attend such meeting except as is required to meet the quorum requirements under the Company’s Article of Association, and any others that are essential to ensure the Annual Meeting’s proper conduct and safe operation. The Company intends to return to in person annual shareholder meetings when it is feasible to do so.

The change to an in camera meeting format means that shareholders will not have the opportunity to participate, vote shares, and ask questions during the Annual Meeting. Instead, shareholders entitled to vote are strongly encouraged to vote through one of the other alternatives set forth below and as set forth in the proxy materials distributed to shareholders. As set forth in the proxy materials, only shareholders of record as of 4:00 p.m. (London time) on October 6, 2020 are entitled to vote at the Annual Meeting.

To vote prior to the Annual Meeting:

•

By Telephone: You can vote by telephone by calling toll free 1-800-652-VOTE (8683) within the USA, U.S. territories and Canada or calling 1-781-575-2300 on a touch tone telephone outside USA, U.S. territories and Canada. After placing the call, follow the instructions provided by the recorded message.

•	Online: You can vote online by visiting www.investorvote.com/mime and following the instructions in the proxy materials.

•

By Mail: You can vote by mailing your proxy to the offices of the Company’s registrars, Computershare, P.O. Box 505008, Louisville, KY 40233-9814, USA and following the instructions in the proxy materials.

The proxy card or voting instruction form included with the proxy materials previously distributed will not be updated to reflect the change in the format of the Annual Meeting and may continue to be used to vote your shares in connection with the Annual Meeting.

The Board of Directors of the Company (the “Board”) provides to every shareholder the ability to communicate with the Board of Directors, as a whole, and with individual directors, including on matters related to the Annual Meeting or other matters, through an established process for shareholder communication. For a shareholder communication directed to the Board of Directors as a whole, or a shareholder communication directed to an individual director in his or her capacity as a member of the Board of Directors, shareholders may send such communication to the attention of the Company’s legal department via U.S. Mail or expedited delivery service to Mimecast Limited, c/o Mimecast North America, Inc., 191 Spring Street, Lexington, Massachusetts 02421 USA, Attn: Legal Department. Alternatively, shareholders may send such communication via email to the Company’s investor relations department at Investors@mimecast.com. The Company’s legal department will review all incoming shareholder communications and, if appropriate, will forward any such communication to each director, and the Chairman of the Board of Directors in his or her capacity as a representative of the Board of Directors, to whom such communication is addressed, unless there are safety or security concerns that mitigate against further transmission.

The proxy materials and the Company’s Annual Report on Form 10-K for the year ended March 31, 2020 (the “Annual Report”) are available for viewing, printing and downloading at www.proxydocs.com/MIME.

The Company’s Annual Report is also available on the “Investor Relations” section of the Company’s website at www.mimecast.com. Alternatively, if shareholders would like a copy of the Annual Report, without charge, please contact:

Mimecast Limited

c/o Mimecast North America, Inc.

191 Spring Street

Lexington, Massachusetts 02421 USA

Attn: Investor Relations

Investors@mimecast.com

(617) 393-7074

If shareholders would like a copy of the exhibits listed on the exhibit index of the Annual Report, the Company will do so upon payment of its reasonable expenses in furnishing a requested exhibit.

About Mimecast

Mimecast (NASDAQ: MIME) was born in 2003 with a focus on delivering relentless protection. Each day, we take on cyber disruption for our tens of thousands of customers around the globe; always putting them first, and never giving up on tackling their biggest security challenges together. We are the company that built an intentional and scalable design ideology that solves the number one cyberattack vector - email. We continuously invest to thoughtfully integrate brand protection, security awareness training, web security, compliance and other essential capabilities. Mimecast is here to help protect large and small organizations from malicious activity, human error and technology failure; and to lead the movement toward building a more resilient world. To learn more about Mimecast please visit www.mimecast.com.

Mimecast and the Mimecast logo are registered trademarks of Mimecast. All other third-party trademarks and logos contained in this press release are the property of their respective owners.

Mimecast Social Media Resources

•	LinkedIn: Mimecast

•	Facebook: Mimecast

•	Twitter: @Mimecast

•	Blog: Cyber Resilience Insights

Investor Contact:

Robert Sanders

Investors@Mimecast.com

617-393-7074

Press Contact:

Alison Raymond Walsh

Press@Mimecast.com

617-393-7126